Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Investor Relations

Cutera Announces Leadership Change and Preliminary Financial Results for

Full Year 2018

CEO James Reinstein Resigns as President, Chief Executive Officer and Board member

COO Jason Richey to Serve as Interim CEO

BRISBANE, California, January 7, 2018 ─ Cutera, Inc. (CUTR) (“Cutera” or the “Company”), a leading provider of laser and energy-based aesthetic systems for practitioners worldwide, today announced the resignation of James Reinstein as President, Chief Executive Officer and member of its Board of Directors, effective immediately. The Board has appointed Cutera’s Chief Operating Officer, Jason Richey, as Interim CEO.

J. Daniel Plants, Chairman of Cutera, said: “Cutera’s Board takes seriously its responsibility to act on behalf of, and in the best interests of, the Company’s stockholders. We are dissatisfied with the Company’s operational results and stock price performance in 2018. While we appreciate Mr. Reinstein’s efforts over the past two years, it’s time to seek new leadership at Cutera.”

The Board has formed a CEO Search Committee that will be chaired by Director Gregory Barrett. The Committee will retain an external executive search firm to assist it in conducting a national search for a permanent CEO.

Mr. Richey joined Cutera in July of 2018 after serving a dual role as President of North America and General Manager of the Neuromodulation franchise of LivaNova PLC’s $5 billion global medical device business headquartered in London, with a presence in more than 100 countries worldwide.  Mr. Richey joined LivaNova (created through the merger of Cyberonics, Inc. and Sorin S.p.A. in October 2015) from Cyberonics, Inc. where he spent 17 years.  At Cyberonics, among other roles, Mr. Richey served as the Vice President and General Manager of the Company’s International business.

Cutera also provided preliminary, unaudited financial results for 2018. Cutera expects revenues for full year 2018 to be approximately $161 million to $163 million, representing 6% to 8% year-over-year growth. The Company plans to release fourth quarter and full year 2018 financial results on February 20, 2019 after market close.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The forward-looking statements include preliminary, unaudited, financial performance for the fourth quarter ended December 31, 2018, and plans for the CEO search process. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include review of our financial results for the fourth quarter of 2018, including consultation with our independent auditors, and others that are described in the section entitled, “Risk Factors” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 6, 2018. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Cutera, Inc.

Matthew Scalo

VP, Investor Relations and Corporate Development

415-657-5500

mscalo@cutera.com

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